As filed with the Securities and Exchange Commission on July 27, 2007
Registration No. 333-130681
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment
No. 2 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CapitalSource Inc.
(Exact name of Registrant as specified in its Charter)

Delaware	35-2206895
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(301) 841-2700
(Address and telephone number of registrant’s principal executive offices)

Steven A. Museles
Chief Legal Officer
CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(301) 841-2700
(Name, address and telephone number of agent for service)

Copies to:

James E. Showen, Esq.
Kevin L. Vold, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

     Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the box.  ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑
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TABLE OF ADDITIONAL REGISTRANTS

State or
other Jurisdiction
	of Incorporation	I.R.S. Employer
Exact Name of Registrant Guarantor(1)	or Organization	Identification Number

CapitalSource Finance LLC	Delaware	52-2263026

(1)	The address for the additional registrant is 4445 Willard Avenue, 12th Floor, Chevy Chase, MD 20815.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-130681) of CapitalSource Inc. is being filed solely to correct an error in the EDGAR filer codes used by our filing agency, which caused Post-Effective Amendment No. 1 to be filed on behalf of a CapitalSource subsidiary other than CapitalSource Finance LLC (“CS Finance”), as co-Registrant. CS Finance is, or may potentially be, a guarantor of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement, or to the substance of Post-Effective Amendment No. 1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chevy Chase, State of Maryland, on July 27, 2007.

CAPITALSOURCE INC.

By:	/s/ John K. Delaney
John K. Delaney
Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint John K. Delaney, Thomas A. Fink and Steven A. Museles, and each and any of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 27, 2007:

Signature	Title

/s/ John K. Delaney John K. Delaney	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas A. Fink Thomas A. Fink	Chief Financial Officer (Principal Financial Officer)

/s/ David C. Bjarnason David C. Bjarnason	Chief Accounting Officer (Principal Accounting Officer)

* William G. Byrnes	Director

* Frederick W. Eubank, II	Director

* Andrew B. Fremder	Director

* Jason M. Fish	Director

* Sara L. Grootwassink	Director

Signature	Title

C. William Hosler	Director

* Timothy M. Hurd	Director

Lawrence C. Nussdorf	Director

* Thomas F. Steyer	Director

*Pursuant to Power of Attorney

By:	/s/ Steven A. Museles Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chevy Chase, State of Maryland, on July 27, 2007.

CAPITALSOURCE FINANCE LLC

By:	/s/ John K. Delaney
John K. Delaney
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint John K. Delaney, Thomas A. Fink and Steven A. Museles, and each and any of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 27, 2007.

Signature	Title

/s/ John K. Delaney John K. Delaney	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas A. Fink Thomas A. Fink	Senior Vice President and CFO (Principal Executive Officer)

/s/ David C. Bjarnason David C. Bjarnason	Chief Accounting Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.*
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 3, 2006).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4.3	Form of Senior Debt Security.*

4.4	Form of Senior Debt Security Indenture.†

4.5	Form of Subordinated Debt Security.*

4.6	Form of Subordinated Debt Security Indenture.†

4.7	Form of Deposit Agreement for Depositary Shares (including form of depositary receipt).*

4.8	Form of Warrant Agreement of Registrant (including form of warrant certificate).*

4.9	Form of Unit Agreement of Registrant (including form of unit certificate).*

4.10	Form of Purchase Contract Agreement (including form of related security certificate).*

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.†
5.2	Opinion of Hogan & Hartson L.L.P. regarding the legality of the subsidiary guarantee being registered.†
8.1	Opinion of Hogan & Hartson L.L.P. regarding tax matters.†
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

23.1	Consent of Independent Registered Public Accounting Firm.†
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)†

23.3	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.2).†
23.4	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).†
24.1	Power of Attorney (included on signature pages).

25.1	Form T-1 Statement of Eligibility of Trustee (Senior Debt Security Indenture).†

25.2	Form T-1 Statement of Eligibility of Trustee (Subordinated Debt Security Indenture).†
99.1	Amended and Restated Operating Agreement of CapitalSource Finance LLC (incorporated by reference to Exhibit 99.1 to the registrant’s Registration Statement on Form S-3 (Registration No. 333-118738)).
99.2	Section 18-108 of the Delaware Limited Liability Company Act (incorporated by reference to Exhibit 99.3 to the registrant’s Registration Statement on Form S-3 (Registration No. 333-118738)).

*	To be filed by amendment or as an exhibit to a Form 8-K filed by the registrant in connection with any offering of securities registered hereby.

†	Previously filed.